Exhibit 10.72
LOCATION BASED TECHNOLOGIES, INC.
Promissory Note

$ 35,000	July 21, 2010

Location Based Technologies, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Michael Glazer, an individual (the “Holder”) the sum of Thirty Five Thousand Dollars ($35,000) on the terms and conditions set forth in this Promissory Note (“Note).  Payment for all amounts due hereunder shall be made by mail to the registered address of Holder.

The following is a statement of the rights of Holder of this Note and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           Maturity.                      The principal hereof and any unpaid accrued interest heron, as set forth below, shall be due and payable on the earlier to occur of:  (i) September 21, 2010 (“Maturity Date”); and (ii) when declared due and payable by Holder upon the occurrence of the Event of Default (as defined below).

2.           Interest Rate. This Note shall accrue interest on the principal for a period of two (2) months from the date of this Note at a rate of ten percent (10%) per annum (the “Interest Rate”).  Interest shall be calculated on the basis of a 365-day year for the actual days elapsed.  All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.  Additionally, the Company will issue 100,000 shares of the Company’s restricted common stock within ten (10) business days, canceling all warrants; and the date for rule 144 legend removal starts as of July 21, 2010.

3.           Event of Default.  If any of the events of default specified in this Section shall occur, Holder may, so long as such condition declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

a)  Default in the payment of the principal or unpaid accrued interest of this Note when due and payable.

4.           Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

5.           Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to Consultant, then her last known address on file with the Company.

6.           Severability.  In case any provision of this agreement or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.           Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

If to the Company:	Location Based Technologies, Inc.
38 Discovery – Suite 150
Irvine, CA 92618
Facsimile Number: (714) 200-0287
E-mail: joseph@pocketfinder.com

If to Lender:	Michael Glazer
27454 Winding Way East
Malibu, CA 90265

8.           Heading; References.  The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

9.           Counterparts.  This Agreement may be executed in one or more counterparts and transmitted by facsimile, a copy of which shall constitute an original and each of which, when taken together, shall constitute one and the same agreement.

10.           Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto in respect of the employment of Consultant by Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

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IN WITNESS WHEREOF, the Borrower has executed this Senior Secured Promissory Note as of the date first set forth above.

Borrower:

LOCATION BASED TECHNOLGIES, INC.

By:  _________________________
David M. Morse
CEO

Date: _________________________

Lender:

By: ______________________________________

Printed Name: ______________________________

Date: _____________________________________